UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On April 25, 2022, the Public Utility Commission of Oregon (OPUC) issued Order 22-129 (the "Order") related to Portland General Electric's (PGE or the Company) 2022 General Rate Case, including the OPUC's ruling on the annual earnings review threshold for the Company's 2020 wildfire and 2021 ice storm deferrals. As a result of the annual earnings review threshold outlined in the Order, in the first quarter 2022 results of operations, the Company recorded a pre-tax, non-cash charge to earnings in the estimated amount of $17 million related to the year ended 2020, which included $15 million for the 2020 wildfire deferral.

On May 10, 2022, PGE filed a Motion for Clarification (the "Motion") with the OPUC asking the OPUC to clarify its ruling on earnings reviews for the wildfire and ice storm deferrals, specifying that the ruling applies only to the 2020 wildfire and 2021 ice storm deferrals, does not establish precedent for future deferrals, and does not establish precedent on the procedures for evaluating deferral authorizations or deferral amortizations. PGE believes these requested clarifications are consistent with the OPUC’s generally established practice of considering deferrals on a case-specific basis and addressing earnings review considerations concurrently with its prudence review. Furthermore, in the Motion, PGE reserved any and all of its respective rights and remedies to seek reconsideration or rehearing with respect to the Order.

Complete details of the 2022 GRC filing (OPUC Docket UE 394) and the resulting OPUC Order are available on the OPUC website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 10, 2022	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
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